UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 10, 2017

Date of Report

Solis Tek Inc

(Exact name of registrant as specified in its charter)

Nevada	000-52446	20-8609439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16926 S. Keegan Ave Suite A
Carson, CA	90746
(Address of principal executive offices)	(Zip Code)

(888) 998-8881

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

Sale of Debenture

On November 8, 2017, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Investor”) pursuant to which we sold a $1,750,000 of Secured Convertible Debenture (the “Debenture”) and five year warrants (the “Warrants”) to purchase 1,137,500 shares of our common stock (the “Warrant Shares”) at $1.10 per share (the “Transaction”).The Debenture has a maturity date of May 7, 2019. The Debenture provides that in case of an event of default, the Debenture may become at the Investor’s election immediately due and payable. The Debenture bears interest at the rate of 5% per annum. In addition, we paid a commitment fee to the holder equal to 5% of the amount of the Debenture. The net proceeds of the financing will be used to purchase inventory, manufacturing equipment and working capital.

The Debenture may be converted into our common shares (the “Shares”) at any time on or prior to maturity at the lesser of (a) $1.00 (the “Fixed Conversion Price”), subject to adjustment as provided herein, or (b) 80% of the lowest VWAP of the Company’s common shares during the 10 Trading Days immediately preceding the Conversion Date (the “Market Conversion Price”). In addition to any other adjustments as provided for in the Debentures, the Fixed Conversion Price will be adjusted, to 80% of the lowest VWAP of the Company’s Common Stock for the 10 trading days prior to (a) February 7, 2018, provided a Registration Statement including the Shares and Warrant Shares is declared “Effective” by the Securities & Exchange Commission (“SEC”), or May 8, 2018, whichever occurs earlier; provided that any such adjustments hereunder would cause the Fixed Conversion Price to be less than $1.00.

We may not convert any portion of a Debenture if such conversion would result in the Investor beneficially owning more than 4.99% of our then issued and common stock, provided that such limitation may be waived by the holder with 65 days’ notice.

Commencing on September 1, 2018 and on the first day of each month thereafter (each an “Installment Date”), the Company will pay to the Investor either the sum of $250,000 plus the applicable Cash Payment Premium (a “Company Installment Cash Payment”), or by converting such Installment Amount into shares of Common Stock of the Company (a “Company Installment Conversion Payment, or by any combination of a Company Installment Cash Payment and a Company Installment Conversion Payment so long as all of the outstanding applicable Installment Amount shall be paid (whether in cash or converted into shares of the Company’s Common Stock as provided for in the Debentures) on the applicable Installment Date, subject to adjustment

We also executed a Registration Rights Agreement pursuant to which we are required to file a registration statement (the “Registration Statement”) with the SEC for the resale of the Shares and Warrant Shares into which the Debenture may be converted, by December 22, 2017.

We also entered into a Security Agreement to secure payment and performance of our obligations under the Debenture and related agreements pursuant to which we granted the Investor a security interest in all of our assets.

The Debenture will automatically convert if the Company’s Common Shares have traded at 250% above the Fixed Conversion Price for a period of 20 consecutive Trading Days, as quoted by Bloomberg, LP, provided that the Investor is entitled to sell such shares of common stock issued upon conversion either pursuant to an effective registration statement or Rule 144 and such shares of the Company’s Common Stock has an average daily traded volume of $350,000 per day for a period of 20 consecutive Trading Days, as quoted by Bloomberg, LP. provided that at no time shall the Investor own more than 4.99% of the issued and outstanding common shares of the Company.

The Warrants have an exercise price of $1.10 per share. If at any time Warrant Shares are not registered for resale pursuant to the Securities Act of 1933, as amended, the Warrants to which those underlying shares relate may be exercised on a cashless basis. The Warrants are exercisable for five years until November 9, 2022.

The Debentures and Warrants were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. The Investor represented that it was an “accredited investor” as defined in Regulation D, and that it is not subject to the “Bad Actor” disqualifications described in Rule 506(d).

The foregoing description of the Securities Purchase Agreement and Warrants a do not purport to be complete, and are qualified in their entirety by reference to the full text of the form of Securities Purchase Agreement, the Debenture, the Registration Rights Agreement, and the Security Agreement and form of Warrant, attached to this Form 8-K Report. each of which are incorporated by reference herein.

Sale of Series A Preferred Shares

On October 20, 2017 the Company filed a Certificate of Designations, establishing the preferences, rights and limitations of a 5% Series A Convertible Preferred Stock (the “Series A”), a copy of which is attached hereto as Exhibit 3.1 to this filing.

From October 20, 2017 through November 7, 2017, pursuant to a Series A Subscription Agreement, the Company offered and sold a total of 117 shares of Series A Convertible Preferred Stock (the “Series A”) to an accredited investor (the “Series A Investor”) for gross proceeds of $351,000. As additional consideration, the Company issued five-year warrants (the “Series A Warrants”) to the Investors to purchase an aggregate total of 226,512 shares of the Company’s common stock, , for $1.25 per share. The Company received net proceeds of $295,410, after the payment to Garden State Securities Corp., the Placement Agent for the Series A, a commission of $31,510 and legal and escrow expenses of $24,000. The Company proceeds were used to purchase inventory. On November 7, 2017, the Company terminated the offering of Series A, having received gross proceeds of a total of $351,000.

The Series A have no voting rights, accrue interest at the rate of 5% per annum, have a stated value of $1,050, and are convertible into shares of common stock, initially at the rate of $1.0844 (the “Series A Fixed Conversion Price”), provided, however, that if the average VWAP of the Common Stock during the five (5) Trading Days immediately preceding a Reprice Day is less than the Series A Conversion Price, then the Series A Conversion Price shall mean 95% multiplied by the average VWAP of the Common Stock during the five (5) Trading Days immediately preceding the Reprice Day; provided, however, that the Series A Conversion Price shall be subject to adjustment. The Reprice Day shall mean the earlier of (i) the date in which a registration statement covering the Series A Investor’s resale of the common shares issued upon conversion of the Series A, is declared effective or (ii) the 180th day following the issuance date of the Series A Preferred Stock.

The Series A Warrants have an exercise price of $1.25 per share. If at any time after 180 days from October 20, 2017, the Series A Warrant Shares are not registered for resale pursuant to the Securities Act of 1933, as amended, the Series A Warrants to which those underlying shares relate, may be exercised on a cashless basis. The Warrants are exercisable for five years until October 20, 2022.

The Series A will automatically convert if the Company’s Common Shares have traded at 250% above the (i) the Company’s Common Stock trades at a price equal to or greater than 250% of the Series A Conversion Price for ten (10) consecutive Trading Days, (ii) the Conversion Shares are eligible for resale pursuant to an effective registration statement or Rule 144 without any limitations, and (iii) the average trading volume for the Company’s Common Stock during the same ten (10) consecutive Trading Day period is equal to or greater than 125,000 shares of the Company’s Common Stock, then all outstanding shares of Series A Preferred Stock shall, automatically, and without the payment of additional consideration by the Series A Investor, and without any notice to the Series A Investor be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value per share plus accrued and unpaid dividends thereon by the Series A Conversion Price then in effect.

We also executed a Series A Registration Rights Agreement pursuant to which, if a minimum of $1.5 million is raised (the “Minimum amount”) through the sale of Series A, we were required to file a registration statement with the SEC for the resale of the common shares issuable upon the conversion of the Series A and the common shares issuable upon the exercise of the Series A Warrant Shares . In addition, the Series A investor was granted “Piggyback Registration Rights” if the minimum was not raised. The Series A offering was terminated without the Minimum Amount being raised.

The Series A and Series A Warrants sale were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. The Series A Investor represented that it was an “accredited investor” as defined in Regulation D, and that it is not subject to the “Bad Actor” disqualifications described in Rule 506(d).

The foregoing description of the Series A Subscription Agreement and Series A Warrants and the Designations, and does not purport to be complete, and are qualified in their entirety by reference to the full text of the form of Series A Subscription Agreement, the Designations, the Series A Warrants, the Series A Registration Rights Agreement, attached to this Form 8-K Report. each of which are incorporated by reference herein.

Sale of Common Stock

From March 7,2017 through September 19, 2017, the Company sold a total of 514,566 shares of its common stock at an average price of $.88 per share to four individual purchasers. The shares were sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. The purchasers represented that they were each an “accredited investor” as defined in Regulation D, and that it is not subject to the “Bad Actor” disqualifications described in Rule 506(d).

Item 3.02 Unregistered Sale of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02. The Debentures, Warrants, Series A and Series A Warrants, and their underlying securities, as well as the common shares were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act. These transactions qualified for exemption from registration because among other things, the transactions did not involve a public offering, the investors and purchasers were accredited investors, the investors and purchasers had access to information about our company and its investment, the investors and purchasers took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2017 the Company filed a Certificate of Designations, establishing the preferences, rights and limitations of a 5% Series A Convertible Preferred Stock (the “Series A”), a copy of which is attached hereto as Exhibit 3.1 to this filing.

Item 7.01 Regulation FD Disclosure.

On November 10, 2017, we issued a press release entitled “Solis Tek Announces Closing of $2.5 Million Financing.” A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

3.1	Certificate of Designations dated October 20, 2017

10.1	Securities Purchase Agreement, dated November 9, 2017

10.2	Secured Convertible Debenture dated November 9, 2017

10.3	Security Agreement November 9, 2017

10.4	Registration Rights Agreement, dated November 9, 2017

10.5	Warrant dated October 20, 2017

10.6	Placement Agency Agreement, dated July 11 2017

10.7	Series A Subscription Agreement dated October 20, 2017

10.8	Series A Warrant dated October 20, 2017

10.9	Series A Registration Rights Agreement dated October 20, 2017

10.10	Form of Subscription Agreement

99.1	Press Release entitled “Solis Tek Announces Closing of $2.5 Million Financing” dated November 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Solis Tek Inc.

By:	/s/ Dennis G Forchic
Dennis G. Forchic, Chief Executive Officer

Date: November 13, 2017